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                                                                   EXHIBIT 10.16

Date: February 16, 2001

To; Steve Webb
From: Rick Adam

The following represents the agreement between you and New Era of Networks, Inc. ("NEON") regarding the Change of Control Severance Agreement between you and NEON dated 9/25/00 attached hereto (the "COC Agreement"), and any and all other terms of employment that may exist between you and NEON.

1. If a Change of Control (as defined below) is effected with Sybase, Inc. on or before June 21, 2001, you hereby release NEON (and its successors) from, and you hereby waive all terms, conditions and aspects of, the COC Agreement and any and all other employment arrangements that you have with NEON. "Change of Control" shall mean that Sybase, Inc. acquires a majority of the total voting power represented by NEON's then outstanding voting securities (i.e., Sybase, Inc. accepts under its tender offer at least a majority of the total voting power represented by NEON).

2. In consideration of your waiving the COC Agreement, you will receive a cash payment of $750,000 (the "COC Payment") upon the "Change of Control".

3. As further consideration for this release and waiver, all stock options granted to you prior to the date of this Agreement will fully vest upon the COC Event. All restrictions on restricted stock granted or purchased prior to the date of this Agreement will lapse upon the COC Event. Benefits shall be provided as set forth in paragraph 3(a)(iii) of the change of control.

4. This Agreement will not be effective unless and until the COC Event occurs. If the COC Event does not occur prior to June 21, 2001, the COC Agreement shall remain in full force and effect.

5. You are solely responsible for all taxes in connection with any payments made to you under this Agreement.

6. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supercedes the COC Agreement in its entirety, that certain memorandum agreement dated 2/12/2001 between NEON and you, and all other employment arrangements that you have with NEON.

By accepting this release and waiver to the COC Agreement, you have freely and voluntarily accepted its terms and conditions and have consulted with or had the opportunity to consult advisors of your choice.

Accepted: /s/ STEPHEN E. WEBB              NEON
          -----------------------          By: /s/ GEORGE F. ADAM
                                               ---------------------------------
                                                   George F. (Rick) Adam